UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 27, 2005

CRAY INC.

(Exact name of registrant as specified in its charter)

Washington (State or other jurisdiction of incorporation or organization)	0-26820 (Commission File Number)	93-0962605 (I.R.S. Employer Identification No.)

411 First Avenue South, Suite 600
Seattle, WA 98104-2860
(Address of principal executive offices)

Registrant’s telephone number, including area code: (206) 701-2000
Registrant’s facsimile number, including area code: (206) 701-2500

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

     On April 27, 2005, Margaret Ann “Peg” Williams joined us as Senior Vice President with responsibility for all our engineering programs and projects. Ms. Williams, 47, has over 20 years of experience in high performance computing. From 1997 until she joined Cray, she was with IBM, where most recently she was Vice President of Database Technology. Previously at IBM she managed a 500 plus person software development team responsible for AIX (IBM’s UNIX operating system) and IBM’s high performance computing software from January 2002 and before then served as software program manager for a wide range of high performance computing software products. From 1993 to 1997, she was employed by the Numerical Algorithms Group, Inc., as the Associate Director for User Services and Applications at the Maui High Performance Computing Center, and from 1987 to 1993 was at IBM as a programmer, lead developer and software development manger. Prior to joining IBM the first time, she was a Graduate Participation Fellow at Oak Ridge National Laboratory, a Teaching Assistant in the Department of Mathematics at Lehigh University, and held a variety of programmer, analyst and developer positions at Oak Ridge National Laboratory and other technology companies. She received her B.S. degree from Ursinus College and her M.S. and Ph.D. degrees from Lehigh University.

     A copy of her employment offer is filed as Exhibit 10.1 to this Form 8-K and is incorporated into this Item 1.01 by reference.

Item 7.01 Regulation FD Disclosure

     On May 9, 2005, we issued a press release relating to the appointment of Ms. Williams as Senior Vice President. A copy of that press release is being “furnished” as Exhibit 99.1 to this report and shall not be deemed “filed” for purposes of section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

10.1	Offer Letter dated April 14, 2005, between the Company and Margaret Ann Williams
99.1	Press Release, dated May 9, 2005

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

May 9, 2005

Cray Inc.
By:	/s/ Kenneth W. Johnson
Kenneth W. Johnson
Senior Vice President and General Counsel

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